AMENDMENT NO. 1 TO CREDIT AGREEMENT
This AMENDMENT NO. 1 TO CREDIT AGREEMENT is entered into as of August 8, 2012 (this “Amendment”), by and among BEAZER HOMES USA, INC., a Delaware corporation (the “Borrower”), and DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH (the “Lender”).
WITNESSETH:
WHEREAS, the Borrower and the Lender are party to that certain Credit Agreement dated as of November 16, 2010 (as now existing or as may hereafter be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement);
WHEREAS, the Borrower has requested that the Lender provide an additional Borrowing in the amount of up to $33,816,000, the proceeds of which will be deposited into the Cash Collateral Account in accordance with the Credit Agreement;
WHEREAS, the Borrower and the Lender have agreed to amend the Credit Agreement to effectuate such additional Borrowing as set forth herein upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Amendments to Credit Agreement. Effective as of the Effective Time (as hereinafter defined):
(a)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Commitment Termination Date” to read in its entirety as follows:
““Commitment Termination Date” means the earliest to occur of (i) March 31, 2013 (ii) the first date upon which the Lender shall have funded Loans in respect of three (3) separate Borrowings (including the Borrowing on the Closing Date), (iii) the date upon which a Change of Control occurs and (iv) the date on which the Lender’s obligation to fund Loans hereunder has terminated pursuant to Section 7.01.”
(b)    Section 1.01 of the Credit Agreement is hereby further amended by adding the following defined terms thereto in the appropriate alphabetical order:
““First Amendment Date” means August 8, 2012.”
(c)    Section 2.01(a) of the Credit Agreement is hereby amended by amending and restating to read in its entirety as follows:

“(a) Upon the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Lender agrees to make (a) a Loan to the Borrower on the Closing Date in the principal amount of $16,295,500, (b) a Loan to the Borrower after the Closing Date and prior to the Commitment Termination Date in a principal amount not to exceed $121,204,500 and (c) a Loan to the Borrower after the First Amendment Date and prior to the Commitment Termination Date in a principal amount not to exceed $33,816,000; provided that, in no event may the aggregate principal amount of all Loans at any one time outstanding exceed $137,500,000. Each Loan will be funded directly to the Cash Collateral Account.”
(d)    Subsection 2.01(c) of the Credit Agreement is hereby amended by replacing the reference to “two (2)” with a reference to “three (3)”.
(e)    Subsection 2.06(d) of the Credit Agreement is hereby amended by amending and restating to read in its entirety as follows:
“(d) The Lender shall have the right to require the Borrower to prepay all or any portion of the Loans on November 14, 2014 (the “Put Date”), by giving the Borrower written notice of such election no later than thirty (30) days prior to the Put Date. If the Borrower receives such election notice, the Borrower shall prepay, the elected portion of the Loans at 100% of the principal amount thereof, together with accrued interest to the date of such prepayment on the amount prepaid. The Borrower shall make such payment to the Lender on the Put Date.”

Section 2.    Acknowledgment of Security Interest and Reaffirmation of Obligations. Borrower hereby reaffirms the Liens granted pursuant to the Security Documents to the Lender, which Liens, after giving effect to this Amendment, shall continue to secure the Obligations and shall continue to be in full force and effect.
Representations and Warranties. The Borrower hereby represents and warrants on and as of the date hereof, which representations and warranties survive execution and delivery of this Amendment, as follows:
(a)    each of the representations and warranties contained in the Credit Agreement and in each other Loan Document is correct in all material respects on and as of the date hereof after giving effect to this Amendment, except to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation or warranty is correct in all material respects as of such earlier date; provided, however, as to the representations contained in Section 4.04 of the Credit Agreement regarding the financial statements, there were material changes that are reflected in the financial statements dated March 31, 2012 and additional material changes occurred after the filing of the March 31, 2012 financial statements as the result of the issuance by the Borrower of 22,000,000 shares of common stock, 4,600,000 tangible equity units, and $300,000,000 in senior secured notes (due 2018), and the redemption by the Borrower of its senior secured notes (due 2017);
(b)    the execution, delivery and performance by the Borrower of this

Amendment have been duly authorized by all necessary corporate action and do not and will not (A) require any consent or approval of the stockholders of the Borrower; (B) contravene the Borrower’s charter or bylaws; (C) violate, in any material respect, any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to the Borrower; (D) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (E) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower, other than Liens securing the Obligations; and (F) cause the Borrower to be in default, in any material respect, under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease or instrument;
(c)    this Amendment is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally; and
(d)    no Default or Event of Default has occurred and is continuing.
Section 4.    Conditions Precedent. This Amendment shall become effective at the time (the “Effective Time”) that all of the following conditions precedent have been satisfied:
(a)    The Lender shall have received this Amendment duly executed by the Borrower and the Lender.
(b)    The Borrower shall have paid to the Lender the then unpaid balance of all reasonable costs and out-of-pocket expenses of the Lender (including reasonable attorneys’ fees of Latham & Watkins LLP) for which invoices have been presented on or prior to the First Amendment Date.
(c)    All representations and warranties contained in this Amendment shall be true and correct in all material respects on the First Amendment Date; provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects as though made on and as of the First Amendment Date.
(d)    No Default or Event of Default shall have occurred and be continuing.
Section 5.    Reference to and Effect Upon the Credit Agreement.
(a)    Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and the other Loan Documents, and all rights of the Lender and all of the Obligations, shall remain in full force and effect. The Borrower hereby confirms that no such party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Credit Agreement or any other Loan Document.
(b)    Except as expressly set forth herein, the effectiveness of this Amendment shall not directly or indirectly (i) create any obligation to make any further Loans or to defer any enforcement action after the occurrence of any Default or Event of Default, (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Credit Agreement or any other Loan Document, (iii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Loan Document or any right, power or remedy of the Lender, (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction, or (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Except as expressly set forth herein, the Lender reserves all of its rights, powers, and remedies under the Credit Agreement, the other Loan Documents and applicable law.
(c)    From and after the Effective Time, (i) the term “Agreement” in the Credit Agreement and all references to the Credit Agreement in any Loan Document shall mean the Credit Agreement as amended or modified hereby, and (ii) the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Amendment and any other agreement, instrument or other document executed and/or delivered in connection herewith that has been designated therein as a Loan Document.
(d)    This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or any other Loan Document.
(e)    This Amendment shall constitute a Loan Document.
Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to principles of conflicts of law (other than Section 5-1401 of the General Obligations Law of the State of New York).
Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic image scan transmission (e.g., “pdf” via email) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The Lender may also require that any such documents and signatures delivered by telecopier be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.
[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

BEAZER HOMES USA, INC., a Delaware corporation

By:     /s/ Jeffrey Hoza
Name:    Jeffrey Hoza
Title:    Vice President & Treasurer

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH,
as Lender

By:    /s/ Dan Gittsovich
Name:    Dan Gittsovich
Title:    Director

By:    /s/ Brian Willer
Name:    Brian Willer
Title:    Managing Director